Exhibit 99.1

Janux Therapeutics Reports First Quarter 2023 Financial Results and Business Highlights

-First patient dosed with EGFR-TRACTr (JANX008) in first-in-human Phase 1 clinical trial in patients with solid tumors-

-Interim clinical update from Phase 1 trial of JANX007 expected in 2H 2023-

-$316.9 million in cash and cash equivalents and short-term investments at end of first quarter 2023-

SAN DIEGO, May 9, 2023 – Janux Therapeutics, Inc. (Nasdaq: JANX) (Janux), a clinical-stage biopharmaceutical company developing a broad pipeline of novel immunotherapies by applying its proprietary technology to its Tumor Activated T Cell Engager (TRACTr) and Tumor Activated Immunomodulator (TRACIr) platforms, today reported financial results for the first quarter ended March 31, 2023 and provided a business update.

“Janux hit a major milestone in the first quarter as we brought our second TRACTr program into a first-in-human clinical trial. We are excited for the potential for this EGFR-TRACTr to demonstrate the power of our technology and thereby address critical and urgent unmet needs for patients with advanced or metastatic solid tumors” said David Campbell, Ph.D., President and CEO of Janux.

RECENT BUSINESS HIGHLIGHTS AND FUTURE MILESTONES:

Janux has prioritized its programs to enable sufficient funding to provide key clinical data assessments for its lead PSMA-TRACTr and EGFR-TRACTr programs.

•
PSMA-TRACTr (JANX007) continues to enroll in first-in-human Phase 1 clinical trial in mCRPC.

•
First patient dosed with EGFR-TRACTr program (JANX008) in first-in-human Phase 1 clinical trial in patients with solid tumors.

•
PD-L1xCD28 TRACIr (JANX009) on-track for an IND submission in 2023.

•
TROP2-TRACTr evaluations to support development candidate selection are ongoing.

Janux anticipates providing an interim clinical update from the PSMA-TRACTr (JANX007) trial in the second half of 2023. In addition, Janux expects to select a development candidate for its TROP2-TRACTr in 2023.

FIRST QUARTER 2023 FINANCIAL HIGHLIGHTS:

•
Cash and cash equivalents and short-term investments: As of March 31, 2023, Janux reported cash and cash equivalents and short-term investments of $316.9 million compared to $327.0 million at December 31, 2022.

•
Research and development expenses: Research and development expenses for the quarter ended March 31, 2023 were $15.9 million compared to $10.2 million for the comparable period in 2022.

•
General and administrative expenses: General and administrative expenses for the quarter ended March 31, 2023 were $6.5 million compared to $4.9 million for the comparable period in 2022.

•
Net loss: For the quarter ended March 31, 2023, Janux reported a net loss of $17.5 million compared to a net loss of $13.4 million for the comparable period in 2022.

Janux’s TRACTr and TRACIr Pipeline

JANX008 is a TRACTr that targets epidermal growth factor receptor (EGFR) and is being studied in a Phase 1 clinical trial for the treatment of multiple solid cancers including colorectal cancer, squamous cell carcinoma of the head and neck, non-small cell lung cancer, and renal cell carcinoma. Janux’s first clinical candidate, JANX007, is a TRACTr that targets prostate-specific membrane antigen (PSMA) and is being investigated in a Phase 1 clinical trial in adult subjects with metastatic castration-resistant prostate cancer (mCRPC). Janux’s TRACIr drug candidate, JANX009, is designed for targeting both the programmed death-ligand 1 (PD-L1) receptor as well as the costimulatory CD28 receptor on T cells and is being investigated in preclinical studies for the treatment of solid tumors. Janux is also applying its proprietary technology to develop a TRACTr designed to target trophoblast cell surface antigen 2 (TROP2), a clinically validated anti-tumor target that is overexpressed in various cancer types, such as breast, lung, urothelial, endometrial, ovarian, prostate, pancreatic, gastric, colon, head and neck, and glioma. In addition to named programs, Janux is generating a number of unnamed TRACTr and TRACIr programs for potential future development.

About Janux Therapeutics

Janux is a clinical-stage biopharmaceutical company developing next-generation bispecific immunotherapies with the goal of fighting cancers by killing tumor cells while allowing healthy tissues to remain unharmed. Janux’s proprietary platforms develop unique Tumor Activated T Cell Engagers (TRACTr) and Tumor Activated Immunomodulators (TRACIr) and support the building of a broad pipeline of drugs designed to direct and guide the patient’s immune system to eradicate tumors while minimizing safety concerns. The company's innovative technology currently focuses on the engineering of bispecific antibodies functional only in the tumor, designed to provide safety advantages compared to earlier generations of bispecific immunotherapies. Currently, Janux’s two lead TRACTr compounds for PSMA and EGFR are in the clinic. For more information, please visit www.januxrx.com and follow us on LinkedIn.

Forward-Looking Statements
This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, Janux’s ability to bring new treatments to cancer patients in need, expectations regarding the timing, scope and results of Janux’s development activities, including its ongoing and planned clinical trials, the timing of and plans for regulatory filings, the potential benefits of Janux’s product candidates and platform technologies, expectations regarding the use of Janux’s platform technologies to generate novel product candidates, the expected timing for announcing interim clinical updates and the strength of Janux’s balance sheet and the adequacy of cash on hand. Factors that may cause actual results to differ materially include the risk that compounds that appear promising in early research do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Janux may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, risks associated with reliance on third parties to successfully conduct clinical trials, the risks associated with reliance on outside financing to meet capital requirements, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “promise,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties Janux faces, please refer to Janux’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Janux assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Janux Therapeutics, Inc.

Condensed Balance Sheets

(in thousands)

	March 31, 2023	December 31, 2022
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$30,355	$51,426
Accounts receivable	750	—
Short-term investments	286,520	275,590
Prepaid expenses and other current assets	3,774	5,423
Total current assets	321,399	332,439
Restricted cash	816	816
Property and equipment, net	7,203	7,086
Operating lease right-of-use assets	21,927	22,279
Other long-term assets	1,611	1,390
Total assets	$352,956	$364,010

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,051	$2,159
Accrued liabilities	7,737	8,010
Current portion of deferred revenue	4,935	5,406
Unvested stock liabilities	35	169
Current portion of operating lease liabilities	1,356	763
Total current liabilities	16,114	16,507
Deferred revenue, net of current portion	1,394	2,221
Operating lease liabilities, net of current portion	24,184	24,542
Total liabilities	41,692	43,270
Total stockholders’ equity	311,264	320,740
Total liabilities and stockholders’ equity	$352,956	$364,010

Janux Therapeutics, Inc.

Unaudited Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Collaboration revenue	$2,048	$1,589
Operating expenses:
Research and development	15,865	10,184
General and administrative	6,464	4,947
Total operating expenses	22,329	15,131
Loss from operations	(20,281)	(13,542)
Total other income	2,822	132
Net loss	$(17,459)	$(13,410)
Other comprehensive loss:
Unrealized gain (loss) on available-for-sale securities, net	796	(1,567)
Comprehensive loss	$(16,663)	$(14,977)
Net loss per common share, basic and diluted	$(0.42)	$(0.32)
Weighted-average shares of common stock outstanding, basic and diluted	41,763,971	41,315,482

Contacts

Investors:

Andy Meyer

Janux Therapeutics

ameyer@januxrx.com

(202) 215-2579

Media:

Jessica Yingling, Ph.D.

Little Dog Communications Inc.

jessica@litldog.com

(858) 344-8091